Exhibit 2

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 2 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

BRADLEY L. RADOFF

Purchase of Common Stock	5,000	3.5346	07/23/2025
Purchase of Common Stock	2,500	3.5765	07/30/2025
Purchase of Common Stock	1,500	3.5193	08/01/2025
Purchase of Common Stock	6,000	3.4844	08/01/2025
Purchase of Common Stock	5,000	3.5340	08/01/2025
Purchase of Common Stock	2,500	3.5688	08/01/2025
Purchase of Common Stock	2,500	3.5633	08/04/2025
Sale of Common Stock	(160)	3.7633	08/05/2025
Purchase of Common Stock	1,000	3.4075	08/08/2025
Purchase of Common Stock	1,000	3.4500	08/08/2025
Purchase of Common Stock	1,500	3.4600	08/08/2025
Purchase of Common Stock	500	3.4780	08/08/2025
Purchase of Common Stock	6,000	3.5395	08/08/2025
Purchase of Common Stock	1,160	3.5690	08/11/2025
Purchase of Common Stock	4,000	3.5931	08/11/2025
Purchase of Common Stock	1,500	3.6309	08/11/2025
Purchase of Common Stock	10,000	3.6368	08/11/2025
Purchase of Common Stock	1,500	3.7345	08/13/2025
Purchase of Common Stock	5,000	3.7236	08/13/2025
Purchase of Common Stock	2,500	3.7153	08/14/2025
Purchase of Common Stock	1,000	3.7209	08/14/2025
Purchase of Common Stock	3,500	3.6784	08/15/2025
Purchase of Common Stock	2,500	3.7028	08/15/2025
Purchase of Common Stock	10,000	3.6500	08/18/2025
Purchase of Common Stock	5,000	3.6500	08/18/2025
Purchase of Common Stock	5,000	3.6380	08/18/2025
Purchase of Common Stock	288	3.6500	08/18/2025
Purchase of Common Stock	10,000	3.7407	08/19/2025
Purchase of Common Stock	7,212	3.7000	08/19/2025
Purchase of Common Stock	5,000	3.7166	08/19/2025
Purchase of Common Stock	10,000	3.6679	08/19/2025
Purchase of Common Stock	10,000	3.6952	08/19/2025
Purchase of Common Stock	10,000	3.6993	08/19/2025
Purchase of Common Stock	10,000	3.6474	08/19/2025
Purchase of Common Stock	10,000	3.6369	08/19/2025
Purchase of Common Stock	1,000	3.6440	08/19/2025
Purchase of Common Stock	1,000	3.6500	08/20/2025
Purchase of Common Stock	1,000	3.7000	08/20/2025
Purchase of Common Stock	1,000	3.6983	08/20/2025
Purchase of Common Stock	6,000	3.6965	08/20/2025
Purchase of Common Stock	5,000	3.6450	08/21/2025
Purchase of Common Stock	10,000	3.5938	08/21/2025
Purchase of Common Stock	10,000	3.6000	08/21/2025
Purchase of Common Stock	2,000	3.5859	08/21/2025
Purchase of Common Stock	3,000	3.5854	08/21/2025
Purchase of Common Stock	10,000	3.7016	08/26/2025
Purchase of Common Stock	10,000	3.7100	08/26/2025

THE RADOFF FAMILY FOUNDATION

Purchase of Common Stock	3,000	3.6188	07/24/2025
Purchase of Common Stock	1,000	3.5590	07/29/2025
Purchase of Common Stock	1,000	3.5670	07/29/2025
Purchase of Common Stock	1,000	3.5655	07/29/2025
Purchase of Common Stock	1,000	3.5800	07/29/2025
Purchase of Common Stock	1,000	3.6010	07/29/2025
Purchase of Common Stock	1,000	3.5275	08/06/2025
Purchase of Common Stock	1,000	3.5390	08/08/2025
Purchase of Common Stock	16	3.5500	08/08/2025
Purchase of Common Stock	1,367	3.5800	08/08/2025
Purchase of Common Stock	5,000	3.7036	08/12/2025
Purchase of Common Stock	568	3.5947	08/22/2025
Purchase of Common Stock	1,000	3.5911	08/22/2025
Purchase of Common Stock	1,000	3.5782	08/22/2025
Purchase of Common Stock	1,000	3.5945	08/22/2025
Purchase of Common Stock	1,000	3.5990	08/22/2025
Purchase of Common Stock	3,000	3.6350	08/22/2025
Purchase of Common Stock	1,000	3.6378	08/22/2025
Purchase of Common Stock	1,083	3.6491	08/25/2025
Purchase of Common Stock	5,262	3.6998	08/26/2025